April 30, 2013

Securities Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn. Document Control


RE	American Depositary Shares evidenced by
One (1) American Depositary Receipts representing one (1) Ordinary Share of BRFBrasil Foods S.A.
(Form F6 File No. 333177676)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the name change from BRFBrasil
Foods S.A. to BRF S.A.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.
Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised name of BRF S.A.

The Prospectus has been revised to reflect the new name, and certificates have been overstamped with Effective April 29, 2013 the Companys name changed to
BRF S.A..

Please contact me with any questions or comments at 1.212.815.2520.


Erika Dias
BNY Mellon ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International Corporate
Finance)

2


Susan Mayham
Vice President

Depositary Receipts
101 Barclay Street, 22nd Floor
New York, NY  10286

T 212 815 6917 F 212 571 3050
C 646 752 7399
susan.mayham@bnymellon.com